UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/07/2007

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Effective September 1, 2007, Raser Technologies, Inc. (the Company) through one of its wholly-owned subsidiary, entered into four separate lease agreements (the Lease Agreements) with the United States Department of the Interior Bureau of Land Management (the BLM).

The Lease Agreements were entered into as a result of a competitive auction conducted by the BLM on August 16, 2007. The Company won the bidding with a total price of approximately $620,000.

The Lease Agreements provide the Company with the exclusive right to drill for, extract, produce, remove, utilize, sell, and dispose of all the geothermal resources in the areas described below:

Lease Agreement        State        County        Number of Acres

Lease Agreement No. 1        Nevada        Nye        4,273.76
Lease Agreement No. 2        Nevada        Nye        5,000.00
Lease Agreement No. 3        Nevada        Nye        1,891.48
Lease Agreement No. 4        Nevada        Lander        4,160.00

Under the terms of the Lease Agreements, the Company agreed to pay the BLM $2.00 per acre for the first year of each Lease Agreement, $3.00 per acre for each year from the second through tenth year and $5.00 per acre for each year thereafter. The Company also agreed to pay to the BLM certain royalty payments based on the gross proceeds the Company receives from its exploration of the land. The royalty rate varies depending on the type of activity involved, but in no event shall the royalty rate exceed 5%.

A copy of Lease Agreement No. 1 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Pursuant to Item 601(a)(4)(2) of Regulation S-K, the Company is not filing as exhibits Lease Agreements Nos. 2-4 because the terms and conditions of Lease Agreements Nos. 2-4 are substantially similar to the terms and conditions contained in Lease Agreement No. 1 except for the items specified in the table listed above.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on January 16, 2007 the Company entered into a Third Amended Restricted Stock Grant Agreement (the Third Amended Agreement) with Timothy Fehr, the Company's Chief Technology Officer, to delay the delivery of 150,000 shares of the Company's common stock to Mr. Fehr. According to the amended delivery schedule, Mr. Fehr was to receive 10,000-15,000 shares of common stock per week from July 3, 2007 to September 21, 2007. From July 3, 2007 to August 31, 2007, the Company delivered 110,000 shares of common stock to Mr. Fehr. At the request of Mr. Fehr, the Company's Compensation Committee agreed to delay the delivery of the remaining 40,000 previously vested shares of common stock to Mr. Fehr.

Effective September 4, 2007, the Company entered into a Fourth Amended Restricted Stock Grant Agreement (the Fourth Amended Agreement) with Mr. Fehr to delay the delivery of the remaining 40,000 shares. According to the amended delivery schedule, Mr. Fehr is to receive 10,000-15,000 shares of common stock per week from December 4, 2007 to December 21, 2007. A copy of the Fourth Amended Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. All other provisions of the Third Amended Agreement remain in full force and effect.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description
10.1        Offer to Lease and Lease for Geothermal Resources, effective September 1, 2007, between Raser Power Systems LLC and the BLM
10.2        Fourth Amended Restricted Stock Grant dated September 4, 2007 between the Company and Timothy Fehr

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: September 07, 2007	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.2
EX-10.1